Exhibit 10.6

Jilin Zhengye Biological Products Co., Ltd

DISTRIBUTION CONTRACT FOR VETERINARY VACCINES IN 2023

Party A (the Manufacturer): Jilin Zhengye Biological Products Co., Ltd

Unified Social Credit Code: 91220000124494874F

Address: No.1 Lianmeng Road, Jilin Economic & Technical Development Zone, Jilin Province

Sales Supervisor: _________, ID Number: _________, Tel: _______

Party B (the Distributor): ____________ (Enterprise Category: _________)

Veterinary Drug Business License Number: ____________________

Unified Social Credit Code: ________________________________

Address: _______________________________________________

Legal Representative: _______, ID Number: ______, Tel: _________

Contact Person: _________, ID number: _________, Tel: _________

The parties are willing to leverage their strengths and work together to provide healthy breeding services. They will work together to develop and deliver value in the market of veterinary biological products, to unleash and meet the needs of customers, to improve production efficiency for customers, and to increase the penetration rates of their products. Party A should encourage and support Party B to pursue excellence and become a leader in the local market. Based on the principles of fairness, impartiality, mutual benefit, honesty, and trustworthiness, and in accordance with laws and regulations such as the Civil Code of the People’s Republic of China, the Regulations on the Administration of Veterinary Drugs, and the Measures for the Operation and Management of Veterinary Biological Products, the contract (hereinafter referred to as “the Contract”) is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows.

Article 1 Distribution Territory and Variety:

1.1	Party B shall meet the business conditions and requirements stipulated in the Management Measures for the Operation of Veterinary Biological Products, and strictly abide by the regulations for the storage, transportation, and distribution of veterinary biological products.

1.2	After both parties have reached an agreement on the business development goals and action strategies for the designated distribution territory, Party A agrees to authorize Party B to distribute veterinary biological products produced by Party A that meet national standards of breeding for the non-group enterprises of breeding in_________________. The product variety and sales price system can be found in the Zhengye Biological Veterinary Biological Products Distribution Catalog and Price List in Annex 1, and the newly-added product variety shall be subject to the supplementary list signed by both parties.

1.3	Party B shall lawfully distribute the veterinary biological products produced by Party A within the agreed distribution territory, and shall not sell, transfer, or distribute any veterinary biological products produced by the Party A beyond the agreed territory or variety.

1.4	“Group enterprises of breeding” refer to the enterprises with a stock of over 10, 000 sows, over 100, 000 sets of breeding poultry, over 500, 000 poultry that produce eggs, over 10 million poultry that produce meat, and over 10,000 beef cattle (sheep). Enterprises that do not have such scales are referred to as “non-group enterprises of breeding”. The group enterprises of breeding shall be directly developed by Party A. If Party B is willing to assist Party A to become a group enterprise of breeding, both parties shall negotiate and agree on specific cooperation methods before signing a separate agreement.

1.5	Party A has the right to adjust the supply price of the products based on changes in production costs and other reasons, but needs to notify Party B in writing at least one month in advance.

1.6	Within 5 days from the date of signing this Contract, Party B shall provide Party A with a copy of the Veterinary Drug Business License held by Party B for filing.

1.7	During the validity period of this Contract, if there is any change in the content stated on the Veterinary Drug Business License held by Party B or if the Veterinary Drug Business License involves extension matters, Party B shall provide Party A with the information of the Veterinary Drug Business License held by Party B within 5 days from the date of obtaining the new one.

1.8	During the validity period of this contract, if the Veterinary Drug Business License held by Party B is revoked by relevant departments in accordance with the law or fails to be extended in a timely manner after expiration, Party B shall notify Party A in writing within 5 days from the date of relevant matters. From the date of the written notice reaching Party A, the cooperation relationship between Party A and Party B shall terminate automatically.

Article 2 Term of Contract

2.1	This Contract is valid from January 1, 2023 to December 31, 2023.

2.2	One month before the expiration of the contract period, both parties shall negotiate and determine whether to renew the distribution contract for animal biological products for the next year based on the actual situation. Under the condition of achieving the annual distribution target stipulated in this Contract, Party B has the priority right to renew the contract.

Article 3 Ordering, Payment, Delivery, and Inspection

3.1	Order Method and Order Confirmation:

3.1.1	Online ordering for using “U-ordering”: Party B shall choose the product name, quantity, logistics method, etc. according to their own needs on the “U-ordering”.

3.1.2	Offline ordering for not using “U-ordering”: Party B must complete the Product Purchase and Sales Contract (see Annex 2) for each order, stamp it with an official seal, and send it to Party A’s business department in writing by fax or email. After the business team of Party A reviews and accepts the Product Purchase and Sales Contract, Party B shall be notified of payment through communication via telephone, SMS, or WeChat.

3.2	Ordering requirements: Party B shall not place a single order whose total price is lower than the minimum order amount (i.e. the minimum order amount for pig vaccines shall be 20,000 yuan, and other vaccines shall not be 10,000 yuan), and the order quantity of a single product shall not be lower than the minimum packing quantity. Otherwise, Party B shall bear the shipping cost of this batch of goods on its own.

3.3	Payment: Payment should be made in advance before delivery. Party B must remit the full amount of the payment to the designated receiving account of Party A listed below before shipment, and arrange shipment after Party A’s finance department verifies that the payment is correct. Both parties confirm that under no circumstances shall Party B pay the payment due to Party A to any individual employee of Party A (including but not limited to cash, remittance, etc.), otherwise Party B shall bear full responsibility for any consequences caused.

Party A designates the corporate payment account as follows (any changes to the account are subject to Party A’s written notice with corporate seal):

Bank of Deposit	Bank Account Name	Bank Account Number
Jilin Hadawan Branch of China Construction Bank	Jilin Zhengye Biological Products Co., Ltd	22001616338059668888

3.4	Delivery

3.4.1	After Party A’s finance department confirms that full payment has been received from Party B, Party A shall deliver the goods to the agreed location of _________ (A /B) through a third-party logistics provider and promptly notify Party B to pick up or receive the goods at the agreed location. Party B shall receive the goods in a timely manner within [ ] hours after the goods arrive at the agreed location. Any responsibility or loss caused by Party B’s delay in receiving/picking up the goods shall be borne entirely by Party B.

A. If Party B is located in a county-level area or an urban area, Party A shall deliver the goods to Party B whose address is number________, _______street/road, _____ county, ________city, ________province through a third-party logistics provider.

B. If Party B is located in an area below the county level or in a remote area, Party A shall deliver the goods to the pickup location of the city at or above the county level as stipulated in this Contract through a third-party logistics provider. Both parties agree that the pickup location of Party B shall be at number________, _______street/road, _____ county, ________city, ________province (the location must be the city at or above the county level where Party B is located).

3.4.2	The contact person for Party B to receive/pick up the goods is__________, with the contact information of ______________________________.

3.4.3	If the delivery address or contact person or contact information of Party B changes, Party B shall notify Party A in writing or by email before Party A ships the goods. Otherwise, all losses caused shall be borne by Party B.

3.4.4	The freight and transportation responsibility from the factory of Party A to the agreed pick-up/delivery location of Party B shall be borne by Party A, while the freight and transportation responsibility incurred by Party B when picking up the goods at the agreed location shall be borne by Party B.

3.5	Inspection: Upon receipt of the goods, Party B shall immediately conduct an inspection to verify whether the name, specifications, quantity, etc. of the goods match. After confirming that there are no errors, Party B shall sign and confirm in the Delivery Sheet [at the column of “Customer Receipt Confirmation”], or click to confirm receipt through the “U-ordering” online platform; If the delivered product does not match the Delivery Sheet, or if there is any shortage or damage to the products, it should be immediately photographed for evidence, and detailed on the delivery receipt. Within two working days from the date of receipt, the Delivery Sheet should be reported to Party A by fax or email for any shortage or damage, and Party A will take corresponding measures. If Party B fails to sign detailed opinions and notify Party A within the above-mentioned period, it shall be deemed that the goods received by Party B are intact and undamaged, and Party B shall not make any demands on Party A regarding this batch of goods. The date of the above notice shall be postponed in case of statutory holidays.

3.6	Due to the special feature of biological products and regulatory requirements from government departments, goods that have no quality issues after shipment will not be returned. If there is a quality problem during the shelf life, and it is confirmed by Party A that it is a quality problem, it can be returned. The return process shall be handled in accordance with Party A’s relevant requirements. Goods that exceed their shelf life will not be returned or exchanged.

Article 4 Distribution Targets and Assessment

4.	1 The total amount (calculated based on the amount purchased by Party B from Party A) for the distribution of Party A’s veterinary biological products by Party B during the term of this Contract is _________ RMB yuan.

4.2	The quarterly distribution plan of Party B (calculated based on the purchase amount from Party A) is as follows:

Quarter	Q1	Q2	Q3	Q4	Total
Plan (in 10,000 RMB)

In particular, the minimum monthly distribution amount shall not be less than 6% of the annual distribution target.

Article 5 Distribution Support

5.1	The regional sales team of Party A shall assist Party B in jointly developing large-scale breeding farms or secondary distributors. Party B shall regularly provide target customer information to Party A’s sales team and provide support to Party A’s personnel. Both parties shall hold a monthly market development analysis meeting and submit the Monthly Market Development Meeting Minutes to Party A’s technical and marketing department by email for filing.

5.2	In order to help Party B better explore the market and solve problems in the breeding farm, Party A will provide different forms of professional technical service support to Party B and its important target customers, and periodically provide support such as promotion, lectures, and company visits to Party B. The specific form, time, and cost sharing method of support shall be separately discussed by both parties according to business development needs, and shall be implemented after approval by the person in charge of Party A.

Article 6 Liability for Distribution Breach of Contract

6.1	If any one or more of the following behaviors occur during the distribution process of Party B, it shall constitute a breach of contract and Party B shall bear the liability for breach of contract in accordance with the law.

6.1.1	Party B, without the written consent of Party A, sells products from the first party across regions on its own or causes losses to Party A and other customers due to counterfeit goods flowing into other regions.

6.1.2	If Party B sells to the breeding farm at a price lower than the terminal price specified in Annex 1 of this Contract.

6.1.3	Without written permission from Party A, Party B engages in, assists, or collaborates with a third party to sell Party A’s veterinary biological products in any form on online platforms.

6.1.4	Party B sells counterfeit biological products produced by Party A or expired biological products; or if Party B abuses or applies Party A’s trademark identification and labels.

6.1.5	Party B does not meet the operating conditions and requirements stipulated in the Management Measures for the Operation of Veterinary Biological Products; or if Party B does not store drugs according to the labels and instructions of veterinary biological products.

6.1.6	If Party B violates industry laws and regulations by promoting information that does not match the content of Party A’s product manual without authorization, causing losses to Party A or a third party, Party A or a third party reserves the right to pursue legal action.

6.1.7	Engaging in other illegal and irregular behaviors or engaging in other behaviors that infringe upon the interests of Party A.

Should Party B violate any one or more of these provisions, Party B shall pay Party A the penalty of 5% of the total value of the goods. Should the liquidated damages be insufficient to compensate for the losses suffered by Party A, Party B shall also compensate for the part of the liquidated damages that is insufficient to compensate for the losses. Should the breach of contract by Party B be serious, Party A has the right to stop supplying goods to Party B and to terminate this Contract. Should Party B be found to have violated Article 5.1.1, Party B should pay a penalty of 5% of the annual distribution target amount to Party A and demand the recovery of all counterfeit products for the first time and cancel the annual gift reward. Should the Distributor be found to be tampering with goods for the second time, the Agency/Distributor qualification will be directly cancelled.

6.2	After the expiration of the term of this Contract and the voluntary termination by mutual agreement, both parties shall not have the right to claim compensation from the other party.

Article 7 Notification and Mailing

7.1	The sales person in charge of Party A, as is shown on the cover of this Contract, and the contact person of Party B shall be responsible for delivering and receiving relevant business materials and legal documents on behalf of their parties, including notices of contract termination, and receiving relevant legal documents served by the court in case of disputes. The mailing addresses of both parties are shown on the cover of this Contract.

7.2	One party must notify the other party in writing of any changes in the authorized signatory or the contact information, mailing address, or other information of the authorized signatory. Otherwise, the other party shall bear the adverse legal consequences of inability to deliver.

7.3	Commercial materials, evidence materials, legal documents, and other materials related to the performance of this Contract shall become effective upon the signature of each authorized signatory. If the authorized signatory refuses to sign, they may be detained and delivered, with equal legal effect.

Article 8 Force Majeure

If the Contract cannot be performed due to war, fire, flood, rainstorm, blizzard, earthquake, major epidemic, major strike, or other force majeure, neither party shall hold the other party accountable. But it is necessary to notify the other party and take corresponding remedial measures to reduce the occurrence of losses. After the above reasons are eliminated, the performance of this Contract should be resumed as soon as possible, and the handling of losses caused by force majeure should be negotiated, or the Contract should be terminated through negotiation based on the actual situation.

Article 9 Amendment and Termination of Contract

9.1	This Contract may be amended or terminated by mutual agreement between both parties.

9.2	When either party unilaterally requests to terminate the Contract, the party must notify the other party 30 days in advance and negotiate the termination of the Contract.

Article 10 Supplementary Provisions

10.1	This Contract is made in duplicate, with each party holding one copy which has equal legal effect.

10.2	Any disputes arising from the performance of this Contract shall be resolved through consultation between both parties. If no agreement can be reached through consultation, the People’s Court located in the place where Party A is located shall have jurisdiction.

10.3	Both parties may sign a supplementary contract for any other matters not covered, which is an integral part of this Contract and has equal legal effect.

10.4	This Contract shall come into effect from the date of signature and seal by both parties.

Both parties voluntarily sign and abide by this Contract.

Annex 1: Veterinary Biological Product Catalogue and Price List of Jilin Zhengye Biological Products Co., Ltd;

Annex 2: Purchase and Sales Contract of Jilin Zhengye Biological Products Co., Ltd;

Party A: Jilin Zhengye Biological Products Co., Ltd

(Seal)

Sales Manager (signature):

Date:

Party B:

(Seal)

Person in Charge (signature):

Date:

Annex 1: Veterinary Biological Product Catalogue and Price List of

Jilin Zhengye Biological Products Co., Ltd;

Product Name	Specifi- cation	Packing (bottles/ box)	Unit	Primary Price	Secondary Price	Terminal Price
Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu + Strain CV777+Strain NX)	1 for 10	500	bottle	￥60.00	￥85.00	￥200.00
	1 for 5	500	bottle	￥30.00	￥42.50	￥100.00
	1 for 2	500	bottle	￥12.00	￥17.00	￥40.00
Transmissible Gastroenteritis and Porcine Epidemic Diarrhea Vaccine，Inactivated	40 ml	150	bottle	￥28.00	￥35.00	￥65.00
	100 ml	80	bottle	￥65.00	￥85.00	￥150.00
Transmissible Gastroenteritis and Porcine Epidemic Diarrhea Vaccine G，Inactivated	40 ml	150	bottle	￥40.00	￥70.00	￥120.00
	100 ml	80	bottle	￥100.00	￥150.00	￥260.00
Porcine Cirovirus Type 2 Vaccine, Inactivated（Strain SH）	20 ml	300	bottle	￥35.00	￥60.00	￥120.00
	100 ml	80	bottle	￥150.00	￥280.00	￥560.00
Swine Pseudorabies Vaccine G, Live	1 for 20	600	bottle	￥32.00	￥52.00	￥80.00
	1 for 50	600	bottle	￥75.00	￥125.00	￥200.00

Swine Pseudorabies Vaccine, Live	1 for 10	600	bottle	￥7.50	￥10.00	￥15.00
	1 for 20	600	bottle	￥14.00	￥18.00	￥28.00
Swine Fever Vaccine, Live（Tissue Origin）	1 for 10	600	bottle	￥5.00	￥6.50	￥15.00
	1 for 20	600	bottle	￥8.00	￥12.00	￥28.00
Highly Pathogenic Porcine Reproductive and Respiratory Syndrome Vaccine, Live（Strain HuN4-F112）	1 for 10	500	bottle	￥30.00	￥45.00	￥60.00
	1 for 20	500	bottle	￥50.00	￥70.00	￥100.00
Clostridium perfringens Bivalent Vaccine for Piglets, Inactivate（Type A and C）	1 for 10	300	bottle	￥35.00	￥55.00	￥80.00
Swine Parvovirus Vaccine, Inactivated（Strain CP-99）	4 ml	500	bottle	￥2.50	￥3.00	￥5.00
	20 ml	300	bottle	￥10.00	￥60.00	￥80.00
Swine Pasteurella multocida Vaccine，Live（Strain 679-230）	1 for 50	1000	bottle	￥3.50	￥4.00	￥7.00
Paratyphus Vaccine for Piglets，Live	1 for 20	1000	bottle	￥3.00	￥4.00	￥7.00

Swine Erysipelas Vaccine	1 for 50	500	bottle	￥5.00	￥7.00	￥12.00
Mycoplasma Hyopneumoniae Vaccine，Live（Strain RM48）	1 for 10	600	bottle	￥30.00	￥50.00	￥80.00
	1 for 20	600	bottle	￥60.00	￥100.00	￥160.00

Notes

1. This table is an essential component of the distribution contract signed by both parties, and it shall be valid from the effective date of the distribution contract signed by both parties, until the termination of the distribution contract or further notice from Party A. Party A reserves the right to adjust the prices of various items in this table, but must notify Party B in writing one month in advance.

2. The “terminal price” refers to the sales price of veterinary biological products sold by Party B to the end customer, and Party B shall not sell them at a price lower than the terminal price.

3. In special circumstances where it is necessary to adjust the terminal price (price reduction or price increase) for sales, Party B must apply in writing to Party A. After obtaining Party A’s written consent, Party B can sell at the new terminal price.

4. If Party B violates the above requirements, in accordance with Article 5 of the Distribution Contract signed by both parties, Party B shall bear the liability for breach of contract, and Party A has the right to take corresponding punishment measures.

Supplementary Agreement: Distribution Assessment and Rewards

1. If Party B fails to achieve the minimum monthly distribution amount specified in the preceding Contract for three consecutive months during the term of the Contract, or the distribution amount for two consecutive quarters is lower than 70% of the quarterly target specified in the preceding Contract, or the annual distribution amount is lower than 70% of the annual target specified in the preceding Contract, Party A has the right to unilaterally terminate the Contract. Party A shall notify Party B of the termination of the contract in the form of a Termination Notice, which shall take effect immediately upon delivery to Party B. Upon then, the termination procedure of this Contract shall be completed, and both parties shall handle other related matters in accordance with the law.

2. During the term of the Contract (i.e. the deadline for annual distribution target assessment is December 25th of the year), after confirmation by Party A, if Party B achieves the distribution target as stipulated in this Contract, Party A will reward Party B in the form of standard rebates and gifts of similar products as stipulated in this Contract. The reward will be redeemed when Party B purchases the following year. If Party B returns or refunds after the reward is redeemed, Party A shall recalculate the actual sales return amount and reward amount completed by Party B based on the return or refund, and deduct the equivalent amount of the reward already redeemed before refunding.

3. Annual distribution reward standard: If the distribution return amount of Party B in 2023 reaches the annual distribution target, Party A shall give Party B a return reward at the ratio of 5% of the distribution return amount in 2023.

4. This Supplementary Agreement shall come into effect at the same time as the Distribution Contract and shall have the same legal effect.

Notes:

①  The products returned under the contract are company rewards and will not be accumulated in the next year's distribution amount, and will not be counted as rebates.

②  If the distribution target is not achieved 100% but more than 80% is achieved, a rebate will be calculated based on 80% of the completion amount.

③  If the actual distribution rebate amount is lower than 80% of the distribution target, no annual rebate will be given.

④  Any of the above rewards can only be implemented if Party B has no outstanding debts.

⑤  Those who terminate this Contract during the term of the Contract shall not be entitled to this reward policy.

Party A: Jilin Zhengye Biological Products Co., Ltd

(Seal)

Sales Manager (signature):

Date:

Party B:

(Seal)

Person in Charge (signature):

Date:

Annex 2: Purchase and Sales Contract

Jilin Zhengye Biological Products Co., Ltd;

The Supplier: Jilin Zhengye Biological Products Co., Ltd

Address: No.1 Lianmeng Road, Jilin Economic & Technical Development Zone, Jilin Province

Tel: 0432-

Fax: 0432-63451800

Email:

Contact Person:

Mobile:

The Purchaser: ____________________________________________________________________________________________________________

Address: _________________________________________________________________________________________________________________

Tel: _____________________________________________________________________________________________________________________

Fax: _____________________________________________________________________________________________________________________

Email: ___________________________________________________________________________________________________________________

Contact Person: ____________________________________________________________________________________________________________

Mobile: ___________________________________________________________________________________________________________________

1. Both parties have agreed through consultation that the supplier shall sell the following products to the purchaser in accordance with the following terms:

Product name	Specifications	Packing	Amount (unit: bottle)	Value	Notes

Total

2. Quality requirements: National standards for relevant products or internal control standards of supplier enterprises.

3. Payment: Payment in advance before delivery.

4. Delivery terms: As agreed in the distribution contract between both parties.

5. Delivery time: The supplier shall send out the goods within three working days after receiving the buyer's order and full payment, and notify the buyer of the estimated time when the goods will arrive at the above-mentioned delivery location.

6. Delivery terms, freight burden, and acceptance method: In accordance with the provisions of the distribution contract between both parties.

7. Invoice: [    ] Ordinary Invoice for Value-added Tax; [    ] Special Invoice for Value-added Tax.

8. Miscellaneous

9. Notes: This order is an ancillary part of the Distribution Contract signed between the Supplier and the Purchaser, and the Supplier and Purchaser are bound by the Distribution Contract already signed by both parties regarding the purchase and sales matters under this order.

The Supplier: Jilin Zhengye Biological Products Co., Ltd

Bank of Deposit: Jilin Hadawan Branch of China Construction Bank

Bank Account Number: 22001616338059668888

Tax Number: 91220000124494874F

Person in Charge:

Seal:

Date:

The Purchaser:

Bank of Deposit:

Bank Account Number:

Tax Number:

Person in Charge:

Seal:

Date: